Exhibit 1.3

Savary Gold Corp.

(the “Savary”)

FORM OF PROXY (“PROXY”)

Special Meeting

April 25, 2019 at 10:00 a.m. (Toronto Time)

The Toronto offices of Dentons Canada LLP, 77 King Street West,

Suite 400, Toronto-Dominion Centre, Toronto ON

(the “Meeting”)

RECORD DATE:	March 25, 2019

CONTROL NUMBER:

SEQUENCE#:

FILING DEADLINE FOR PROXY:	April 23, 2019 at 10:00 a.m. (Toronto Time)

VOTING METHOD

INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above

FACSIMILE	416-595-9593

MAIL or HAND DELIVERY	TSX Trust Company 301 – 100 Adelaide Street West Toronto, Ontario, M5H 4H1

The undersigned hereby appoints Don Dudek, whom failing Greg Duras (the “Management Nominees”), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE—

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY  HIGHLIGHTED   TEXT ABOVE THE BOXES

1. Approval of Amalgamation Resolution	FOR	AGAINST

To pass, with or without variation, a special resolution approving an amalgamation under section 174 of the Business Corporations Act (Ontario) involving Savary and an entity to be incorporated, which will be a wholly-owned subsidiary of SEMAFO Inc., as more particularly described in the accompanying management information circular of Savary dated March 26, 2019.	☐	☐

This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED

PLEASE PRINT NAME	Signature of registered owner(s) Date (MM/DD/YYY

Proxy Voting – Guidelines and Conditions

1.	THIS PROXY IS SOLICITED BY MANAGEMENT OF SAVARY.

2.	THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.

3.

If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4.

This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.

5.

Each security holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof. Such right may be exercised by inserting in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a security holder of Savary.

6.	To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of Savary.

7.

To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxies, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

8.

If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory’s power to sign the proxy.

9.	Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol.

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